Exhibit 4.9
SECOND SUPPLEMENTAL INDENTURE
This Second Supplemental Indenture (the “Supplemental Indenture”), dated as of October 17, 2014, to the Indenture referred to below, is by and among Great Western Bancorporation, Inc., an Iowa corporation (the “Company”), Great Western Bancorp, Inc., a Delaware corporation (the “Successor Company”), and The Bank of New York Mellon Trust Company, National Association, a national banking association organized under the laws of the United States of America, as trustee (herein, together with its successors in interest, the “Trustee”).
RECITALS
A.    The Company (as successor to Sunstate Bancshares, Inc.) and the Trustee (as successor in interest to JPMorgan Chase Bank, National Association) are parties to that certain Indenture, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of Junior Subordinated Debt Securities due June 15, 2035 (the “Debt Securities”).
B.    The Company and the Successor Company have entered into an Agreement and Plan of Merger, dated October 8, 2014, pursuant to which the Company will merge with and into the Successor Company (the “Merger”), whereupon the separate corporate existence of the Company will cease and the Successor Company will continue its corporate existence under the laws of the State of Delaware as the surviving corporation.
C.    Articles IX and XI of the Indenture authorize the Company and the Trustee, without the consent of any Securityholder, to enter into a supplemental indenture to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and the Debt Securities.
D.     The Company and the Successor Company desire to supplement the Indenture so that the Successor Company expressly assumes all the obligations of the Company under the Indenture, the Debt Securities, the Capital Securities Guarantee and the Declaration upon the Merger.
E.    The Board of Directors of the Company has authorized the Company to enter into this Supplemental Indenture with the Trustee, as evidenced by the Board Resolutions delivered to the Trustee on or prior to the date hereof.
F.    The Board of Directors of the Successor Company has authorized the Successor Company to enter into this Supplemental Indenture with the Trustee.
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, the Successor Company and the Trustee hereby agree as follows:

Article I
DEFINITIONS
Section 1.1    Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
Article II
ASSUMPTION OF OBLIGATIONS; SUBSTITUTION
Section 2.1    Successor under the Indenture.
(a)    Pursuant to, and in compliance and accordance with, Articles IX and XI of the Indenture, the Successor Company hereby expressly assumes, concurrent with the Merger, all of the obligations of the Company under the Debt Securities, the Indenture, the Capital Securities Guarantee and the Declaration.
(b)    Pursuant to Section 11.02 of the Indenture, the Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if the Successor Company had been named as the Company in the Indenture and the Debt Securities.
Section 2.2    Amendment to the Indenture and the Debt Securities. Upon the effectiveness of this Supplemental Indenture:
(a)    References in the Indenture and in the Debt Securities to the “Company” shall be deemed to be references to Great Western Bancorp, Inc. and its successors and permitted assigns;
(b)    References in the Indenture to “this Indenture,” “hereunder,” “herein,” “hereof” or other words of similar import will be deemed to reference the Indenture, as affected, amended and supplemented hereby; and
(c)    References in the Debt Securities to the “Indenture,” including (without limitation) each term defined by reference to the Indenture, shall be deemed to reference the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.
Article III
MISCELLANEOUS
Section 3.1    Notice. The first sentence of Section 14.04 of the Indenture is amended and restated in its entirety as set forth below:
“Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Securityholders on or to the Company may be given or served in writing, duly signed by the party giving such notice, and shall be delivered, telecopied (which telecopy shall be followed by notice delivered or mailed by first class mail) or mailed by first class mail to the Company at:

Great Western Bancorp, Inc.
100 North Phillips Avenue
Sioux Falls, South Dakota 57104
Attention: Corporate Secretary.”
Section 3.1    Effectiveness of Supplemental Indenture. This Supplemental Indenture shall be effective upon its execution and delivery hereof and shall be binding upon the parties hereto and their respective successors and assigns. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Debt Securities issued thereunder shall continue in full force and effect.
Section 3.2    Concerning the Trustee. The Trustee shall not be responsible either for any recital herein, as such recitals shall be taken as statements of the Successor Company or the Company, or for the validity of the execution by the Successor Company or the Company of this Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
Section 3.3    Interpretation.
(a)    In this Supplemental Indenture, unless a clear contrary intention appears, (i) the words “herein,” “hereof” or other words of similar import will be deemed to reference this Supplemental Indenture as a whole and not any particular section or subdivision of this Supplemental Indenture, and (ii) references to any Person include such Person’s successors and assigns, but only to the extent such successors and assigns are permitted by this Supplemental Indenture and the Indenture.
(b)    In the event of an ambiguity or a question of intent or interpretation, this Supplemental Indenture shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the authorship of any provision of this Supplemental Indenture.
(c)    The headings contained in this Supplemental Indenture are for reference purposes only and do not limit or otherwise affect any of the provisions of this Supplemental Indenture.
Section 3.4    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
Section 3.5    Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.
Section 3.6    FATCA. For purposes of determining whether withholding taxes imposed under Section 1471 of the Internal Revenue Code of 1986, as amended, apply to any payment made by the Company under this Indenture from and after the effective date of this Supplemental Indenture, the Company hereby certifies to the Trustee that the Indenture, as modified by this Supplemental Indenture, continues to be treated as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) and Temporary Treasury Regulation Section 1.1471-2T(b)(2)(i).
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.
GREAT WESTERN BANCORPORATION, INC.

By:	/s/ Peter Chapman
	Name:	Peter Chapman
	Title:	VP & Chief Financial Officer
GREAT WESTERN BANCORP, INC.

By:	/s/ Ken Karels
	Name:	Ken Karels
	Title:	President & CEO
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Linda Wirfel
	Name:	Linda Wirfel
	Title:	Vice President

[Signature Page – Second Supplemental Indenture]